UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2013

CENTRAL ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	000-50394	20-0153267
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8150 North Central Expressway Suite 1525 Dallas, Texas		75206
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 360-7480

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.	Entry into a Material Definitive Agreement

Background

In July 2013, Central Energy Partners LP (the “Registrant”) and its affiliates and subsidiaries, including Central Energy GP LLC (the “General Partner”) and Regional Enterprises, Inc. (“Regional”) (collectively, “Central”), had exhausted all available cash and had a number of pending obligations coming due. On July 19, 2013, JLD Services, Ltd. (“JLD”) made a non-binding preliminary indication of interest in acquiring a controlling interest in the General Partner (the “Letter of Interest”). In connection with such preliminary indication of interest, JLD made a payment of $100,000, secured by a second lien on the assets of Regional, to the General Partner (the “Stand-Still Payment”) as consideration for the General Partner agreeing not to solicit, entertain or accept any proposal by a third party to purchase an interest in the General Partner or the Registrant for a period of 45 days (the “Stand-Still Period”). The Stand-Still Payment was used to fund working capital to pay certain of the outstanding obligations at that time. The General Partner was obligated to repay the Stand-Still Payment within 30 days of the termination of the Letter of Intent or the Stand-Still Period in the event the parties did not enter into a definitive agreement to acquire an interest in the General Partner by the end of the Stand-Still Period.

As reported in the Registrant’s Form 8-K filed August 23, 2013, on August 19, 2013, the General Partner and JLD executed a non-binding Letter of Intent (the “LOI”) for JLD or its assignee (the “Buyer”) to (1) acquire a 55% interest in the General Partner through the purchase of newly issued membership interests of the General Partner, (2) acquire 3,000,000 common units representing limited partner interests of the Registrant (the “Common Units”), and (3) purchase a performance warrant that provides the Buyer with the opportunity, but not the obligation, to acquire an additional 3,000,000 Common Units in the event the Registrant successfully completes one or more asset acquisition transactions, approved by the Board of the General Partner (acting in its capacity as general partner of the Registrant), with an aggregate gross purchase price of at least $20 million within 12 months after closing (items (1) through (3) above being collectively referred to herein as the “Proposed Transactions”), all for an aggregate purchase price of $2,750,000 (the “Purchase Price”). In connection with the execution of the LOI, the Buyer made a payment of $300,000 to the Registrant as consideration for the extension of the Stand-Still Period set forth in the Letter of Interest for an additional 60 days from August 19, 2013, or October 23, 2013. These funds were treated as an increase of the Stand-Still Payment. The additional $300,000 was used as working capital for the Registrant and Regional. The LOI expired according to its terms, but the General Partner and CEGP Acquisition, LLC (“CEGP”), the assignee of the Buyer (“CEGP”), continued to negotiate definitive documents to finalize the terms set forth in the LOI, subject to approval by Members of the General Partner.

The LOI contained a number of conditions to completing the Proposed Transactions, including the following:

•	Preparation and execution of a definitive Purchase and Sale Agreement setting forth the terms and conditions for completing the Proposed Transactions.

•	Approval by the Members holding not less than 66-2/3% of the issued and outstanding membership interests of the General Partner to the issuance of the additional membership interests to the Buyer as required by the Second Amended and Restated Limited Liability Company Agreement of the General Partner (the “Company Agreement”).

•	The termination of the existing Buy-Sell Agreement between The Cushing MLP Opportunity Fund I, L.P. (“Cushing”) and Messrs. Anbouba and Montgomery.

•	A prohibition on the issuance of any Common Units to satisfy any obligation of the General Partner triggered by any change of control provisions in any employment agreement between the General Partner and any of its employees.

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•	Amending and restating the Second Amended and Restated Limited Liability Company Agreement of the General Partner to incorporate changes required as part of the Proposed Transactions (such amended and restated Company Agreement being referred to herein as the “Third Company Agreement”).

•	G. Thomas Graves III being appointed as Chairman of the Board of Directors and John L. Denman, Jr. being appointed as the Chief Executive Officer and President of the General Partner.

•	Reconstituting the Board of Directors of the General Partner to nine (9) members, five (5) of which are to be appointed by the Buyer.

•	The Registrant providing registration rights with respect to the Common Units to be issued to the Buyer and the Common Units to be issued upon exercise of the performance warrant.

•	The absence of any material adverse change in the General Partner, the Registrant or Regional or their businesses, assets, financial condition or prospects.

In addition to the conditions set forth above, the LOI required, as a condition to closing, the execution of a general release of claims in favor of the General Partner by Messrs. Imad K. Anbouba, Chief Executive Officer and President of the General Partner, and Carter R. Montgomery, Executive Vice President of Corporate Development of the General Partner, in exchange for the payment of (1) 20% of the accrued but unpaid salaries and business expenses of Messrs. Anbouba and Montgomery and (2) the severance payment of $240,000 owed to each such officer under the terms of their respective employment agreements in the event of a “change of control” event. In addition, Mr. Ian T. Bothwell, Executive Vice President, Chief Financial Officer and Secretary of the General Partner was to be paid for all accrued but unpaid salary and business expenses, as well as all accrued and unpaid office rent associated with the agreement between the General Partner and Rover Technologies, LLC, an affiliate of Mr. Bothwell, for the lease of office space in Manhattan Beach, California, where he resides.

On November 4, 2013, the Board of Directors of the General Partner (the “Board”) voted to call a meeting of all the Members to vote on the proposals described below. On November 20, 2013, a Special Meeting of the Members of the General Partner was held to approve:

(1)	The issuance of the additional membership interests in the General Partner to grant the Buyer a 55% interest in the General Partner;

(2)	Waiving the pre-emptive rights provided to each Member of the General Partner to participate in the issuance of additional membership interests;

(3)	the adoption of the Third Company Agreement; and

(4)	Amending and restating the Registration Rights Agreement by and among the Registrant, Cushing and the Members of the General Partner holding Common Units (the “Registration Rights Agreement”).

Each of the proposals described above was unanimously approved by all Members of the General Partner. On November 24, 2013, the Board voted to approve the Proposed Transactions upon the terms set forth in a Purchase and Sale Agreement and other transaction documents as set forth in such Purchase and Sale Agreement. On November 26, 2013, the Registrant, the General Partner and CEGP executed a definitive Purchase and Sale Agreement and certain other transaction documents as summarized below, and the Proposed Transactions were consummated.

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Purchase and Sale Agreement

The Purchase and Sale Agreement (the “PSA”) is by and between the General Partner, the Registrant and CEGP, as assignee of the Buyer, effective November 26, 2013 and provides for (1) the sale of a 55% interest in the General Partner to CEGP through the purchase of newly issued membership interests of the General Partner by CEGP, and the issuance of 3,000,000 Common Units to CEGP, (2) the issuance of performance warrants that provide the holders thereof with the opportunity, but not the obligation, to acquire, in the aggregate, an additional 3,000,000 Common Units in the event the Registrant successfully completes one or more asset acquisition transactions, approved by the Board of the General Partner (acting in its capacity as general partner of the Registrant), with an aggregate gross purchase price of at least $20 million within 12 months after closing (the “Performance Warrants”), (3) amending and restating the Registration Rights Agreement, (4) amending and restating the Company Agreement, and (5) amending and restating the Second Amended and Restated Agreement of Limited Partnership of the Registrant (the “Partnership Agreement”). In addition, it incorporates representations and warranties of Central regarding each entities existence, the financial condition of Central, the condition of its assets and properties, it tax liabilities, and employee matters. The PSA also provides certain representations and warranties regarding CEGP since it is a newly-formed entity and has conducted an offering of its membership interests to raise the capital needed to consummate the Transactions. These representations and warranties include the nature and character of its members, compliance with all applicable federal and state securities laws, the investment intent of CEGP, its compliance with Regulation M regarding possible trading in or manipulation of the Common Units, and an indemnification of the General Partner and the Registrant in the event such representations and warranties are not accurate. In addition, CEGP represents that it has had adequate opportunity to obtain and evaluate all information regarding Central necessary for its investment decision and understands the illiquid nature of the General Partner Membership Interests and the restrictions on transfer of the Common Units.

At the closing of the Transactions on November 26, 2013 (the “Closing”), net proceeds of $2,350,000 were delivered to the General Partner and the Registrant (the Purchase Price of $2,750,000 less the Stand-Still Payments of $400,000 previously made to the General Partner and the Registrant) (the “Net Proceeds”). A portion of the Purchase Price was allocated to the price paid for the 3,000,000 Common Units. The total consideration for the Common Units was $280,434, which was determined by multiplying the average closing bid price for a Common Unit as reported by the “Pink Sheets” published by Pink OTC Markets, Inc. for the 30-day period ended November 22, 2013, or $0.093478 per Common Unit, by 3,000,000. CEGP paid $240,434 to the Registrant at Closing from the Net Proceeds, with the $40,000 balance of the purchase price for the 3,000,000 Common Units being a portion of the Stand-Still Payments. The remaining amount of the Purchase Price, or $2,469,566, was allocated to the value of the 55% Membership Interest of the General Partner, represented by 136,888.89 Units issued to CEGP, and $2,109,566 was paid to the General Partner at Closing from the Net Proceeds with the balance of $360,000 being the attributed portion of the Stand-Still Payments.

Immediately after Closing, a portion of the Net Proceeds, totaling $867,514.61, were paid to Messrs. Anbouba, Montgomery and Bothwell pursuant to the conditions set forth in the LOI. In the case of Messrs. Anbouba and Montgomery, payments represented a partial reimbursement for a portion (20% of the amount due) of past-due salaries and reimbursable expenses and a severance payment in the amount of $240,000 each due under the terms of their employment contract with the General Partner. In the case of Mr. Bothwell payments represented reimbursement for past-due salaries, reimbursable business expenses and a payment to an affiliate as reimbursement for office space, as disclosed in the Registrant’s Report on Form 10-Q for the Quarter ended September 30, 2013. A detailed schedule of the payments is included as Schedule 5.7 to the Purchase Agreement. The balance of the Net Proceeds will be used by Central for working capital.

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Amended and Restated Registration Rights Agreement

The PSA provides that CEGP and each of the Warrant Purchasers will be added as a Holder of Registrable Securities to the Registration Rights Agreement. In order to include CEGP and the Warrant Purchasers as parties to the Registration Rights Agreement, the parties agreed to amend and restate the Registration Rights Agreement in its entirety. The Amended and Restated Registration Rights Agreement (the “Amended RRA”) was approved by more than the needed majority of the parties to the Registration Rights Agreement on November 20, 2013, and the Amended RRA is effective November 26, 2013. CEGP, each Warrant Purchaser and the Members of the General Partner holding Common Units are collectively referenced as “Holders”).

The Amended RRA provides the Holders with two demand registration rights, with certain restrictions, and piggyback registration rights with respect to Common Units held by each of them (“Registrable Securities”). In addition to the two demand registration rights and piggyback registration rights, the Registrant is required to file a shelf registration statement with the SEC on behalf of the Holders within 180 days after it becomes eligible to use Form S-3 and maintain as effective such shelf registration statement with respect to the Registrable Securities until the earlier to occur of: (1) all securities registered under the shelf registration statement have been distributed as contemplated in the shelf registration statement; (2) there are no Registrable Securities outstanding; or (3) three years from the date on which the shelf registration statement was first filed. The demand registration rights permit the Holders of at least 3,000,000 of the Registrable Securities to demand that the Registrant file a registration statement to register such Holders’ Registrable Securities and those of all other Holders who elect to sell Registrable Securities, subject to certain conditions including the right of the Registrant to postpone a demand registration in the event that such demand would (i) materially interfere with a significant acquisition, merger, consolidation or reorganization involving the Registrant, (ii) require the premature disclosure of material information regarding the Registrant or (iii) render the Registrant unable to comply with requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. The piggyback registration rights permit a Holder to elect to participate in an underwritten offering of the Registrant’s securities. The amount of Registrable Securities that the Holders can offer for sale in a piggyback registration is subject to certain restrictions as set forth in the Amended RRA.

The Registrant is required to pay all costs associated with a demand registration, the shelf registration, or any piggyback registration except for the underwriting fees, discounts and selling commission, and transfer taxes (if any) applicable to the sale of the Registrable Securities. The Registrant is also indemnifying the Holders and their respective directors, officers, employees, agents, managers and underwriters, pursuant to an applicable underwriting agreement with such underwriter, from any losses, claims, damages, expenses or liabilities (1) arising from any untrue statement or alleged untrue statement of a material fact contained in the shelf registration statement or any other registration statement relating to the Registrable Securities or (2) the omission or alleged omission to state in such registration statement a material fact required to be stated therein or necessary to make the statements therein not misleading.

Performance Warrants

The Performance Warrants were issued at the time of the Closing to JLD and Mr. G. Thomas Graves III (“Graves”), as the Warrant Purchasers, for consideration of $500.00 each. Each Performance Warrant, grants the holder thereof the right, but not the obligation, to acquire up to 1,500,000 Common Units at a price of $0.093478, which is the average closing bid price for a Common Unit as reported by the “Pink Sheets” published by Pink OTC Markets, Inc. for the 30-day period ended November 22, 2013, in the event the Registrant successfully completes one or more asset acquisition transactions, approved by the Board of the General Partner (acting in its capacity as general partner of the Registrant), with an aggregate gross purchase price of at least $20 million within 12 months after Closing. The Performance Warrants do not provide for any anti-dilution protection of the Warrant Purchasers. Each Warrant Purchaser or its assigns is granted registration rights with respect to the Common Units issuable upon exercise of a Performance Warrant according to the terms of the Amended RRA.

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Item 3.02	Unregistered Sale of Equity Securities

On November 26, 2013, in connection with the Proposed Transactions, the Registrant issued 3,000,000 Common Units to CEGP in consideration for the payment of $280,484, or $0.093478 per Common Unit which is the average closing bid price for a Common Unit as reported by the “Pink Sheets” published by Pink OTC Markets, Inc. for the 30-day period ended November 22, 2013. These Common Units were sold to CEGP pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. There were no underwriting discounts or commissions paid in connection with the transaction.

In addition to the 3,000,000 Common Units sold to CEGP on November 26, 2013, the Registrant also issued the Performance Warrants to JLD and Graves for $500 each. See Item 1.01. – Entry into a Material Definitive Agreement – Performance Warrants above which is incorporated herein by reference.

Item 3.03	Material Modifications to Rights of Security Holders

See Item 5.03 – Amendments to Governing Documents – Amendments to the Registrant’s Partnership Agreement, which is incorporated herein by reference, for changes made to the provisions of the Partnership Agreement.

5.01.	Change in Control of Registrant

Effective November 26, 2013, with the completion of the Proposed Transactions as described in Item 1.01 – Entry Into A Material Definitive Agreement above, which is incorporated herein by reference in its entirety, CEGP now holds 55% of the issued and outstanding membership interests in the General Partner, and appoints five (5) of the nine (9) Members of the Board of the General Partner. As a result, CEGP controls the General Partner and has controlling authority over the Registrant and is deemed a “control entity” under federal securities laws. In addition, CEGP holds 3,000,000 Common Units, which represent 15.7% of the issued and outstanding Common Units of the Registrant. Prior to completion of the Proposed Transactions, Messrs. Anbouba and Montgomery and Cushing controlled the General Partner and had controlling authority over the Registrant.

CEGP is a newly-formed Texas limited liability company controlled by John L. Denman, Jr. and G. Thomas Graves III and was created to raise the cash needed to complete the Proposed Transactions. CEGP was funded by cash payments made to the company by individuals or entities subscribing for membership interests in the company.

As described under Item 5.03 – Amendment of Governing Documents below, CEGP, as the “Majority Member” of the General Partner, has the right to appoint five (5) persons to serve as directors of the General Partner, including not less than two (2) persons who qualify as “independent” under the rules and regulations of the SEC. Each of Messrs. Imad K. Anbouba and Carter R. Montgomery and The Cushing MLP Opportunity Fund I, L.P., as the “Appointing Minority Members”, have the right to appoint one (1) person to serve as a director of the General Partner. In addition, the Appointing Minority Members collectively have the right to appoint one (1) person to serve as a director from time to time, which person qualifies as “independent” under the rules and regulations of the SEC. Each person appointed to serve as a director serves at the pleasure of the appointing member or members of the General Partner or until he or she earlier resigns as a director. Each director can be removed, with or without cause, by the appointing member or members. This method of appointing directors can only be changed by amending the Third Company Agreement, which requires the approval of members holding 80% of the issued and outstanding membership interests of the General Partner.

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election and Departure of Directors

On November 26, 2013, the Members of the General Partner, having the authority to appoint members to its Board of Directors (the “Board”) pursuant to the terms of the Third Company Agreement, voted by written consent to appoint the following persons to the Board of the General Partner:

G. Thomas Graves III (1)

John L. Denman, Jr. (1)

David M. Laney* (1)

Alexander C. Chae* (1)

Alan D. Bell* (1)

Imad K. Anbouba (2)

Carter R. Montgomery (2)

Daniel L. Spears (2)

Michael T. Wilhite, Jr.* (2)

(1)	Appointee of the Majority Member
(2)	Appointee of the Appointing Minority Members
*	denotes a director that has been determined to be “independent” under the rules and regulations of the United States Securities and Exchange Commission.

Messrs. William M. Comegys III and Jerry V. Swank resigned as directors of the Board effective November 26, 2013. Mr. Comegys also resigned his positions as a member of the Audit Committee, Compensation Committee and Conflict Committee, as well as his Chairmanship of the Conflicts Committee. Mr. Swank also resigned as the Chairman of the Board.

Messrs. Bell, Chae, Denman and Graves are new directors of the Registrant. Each of Messrs. Bell, Chae, Denman and Graves were appointed by CEGP as the Majority Member of the General Partner. As described above in Section 5.01 – Change of Control of Registrant, the Majority Member has the right to appoint five (5) persons to serve as directors of the General Partner. Messrs. Bell, Denman and Graves will serve as directors of the General Partner until such time as they resign or are removed, with or without cause, from such position by the Majority Member. Mr. Chae is serving as an interim director until such time as the Majority Member identifies a suitable candidate to serve as a director of the General Partner on a long-term basis. There are no other agreements between the directors and General Partner or the Registrant regarding their service as directors of the General Partner.

Mr. Bell was employed by Ernst & Young LLP from 1973 to his retirement in 2006. He has served on the Board of Directors of Approach Resources, Inc., a publicly-traded energy company based in Fort Worth, Texas, since August 2010; Jones Energy, Inc., a publicly-traded oil and gas company based in Austin, Texas, since July 2013; and Cinco Resources, Inc., a private exploration and production company based in Dallas, Texas, since July 2011. He serves as Chairman of the Audit Committee of the Board of Directors of each of these companies. He previously served on the Board of Directors of Dune Energy, Inc. from May 2007 to January 2012 and Toreador Resources Corporation from August 2006 to June 2009. He also served as Chairman of the Board of Dune Energy, Inc. from April 2011 to January 2012 and has Chairman of the Audit Committee of Dune Energy, Inc. from May 2007 to April 2011.

Mr. Chae is a partner in the law firm of Gardere Wynne Sewell LLC, which represented CEGP in connection with the Proposed Transactions and may provide legal services to the Registrant from time to time in the future. Mr. Chae is a member of the Board of Directors of the Asia Society Texas Center, which is a non-profit organization.

The Board has not as yet determined which new directors, if any, will serve on the various committees of the Board, or which directors will serve as chairmen of the respective committees. It is anticipated that Mr. Bell will be named to serve on the Audit Committee, Compensation Committee and Conflicts Committee of the Board.

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Election and Departure of Officers

On November 26, 2013, Mr. Imad K. Anbouba tendered his resignation as the Chief Executive Officer and President of the General Partner, and Mr. Carter R. Montgomery tendered his resignation as the Executive Vice President of Corporate Development of the General Partner. By Written Consent, effective November 26, 2013, the Board accepted the resignations of Messrs. Anbouba and Montgomery and appointed John L. Denman, Jr. as the Chief Executive Officer and President of the General Partner. Mr. Graves was appointed as Chairman of the Board. Each of Messrs. Denman and Graves will serve in their appointed offices until their respective resignations or termination by the Board. Mr. Ian T. Bothwell will continue to serve as Executive Vice President, Chief Financial Officer and Secretary of the General Partner. Set forth below is biographical information for each of Messrs. Denman and Graves.

Mr. John L. (“Jack”) Denman, Jr., age 53, has served as the President and a financial principal of Legacy Operating Company, LLC, a private oil and gas exploration company that is engaged in exploration and re-entry production projects located on the Northeast Texas Gulf Coast, since January 2013. Prior to that time, he was Chief Executive Officer of Team Flo Control, LP, an oil field services company specializing in flow-back, perforating and snubbing of oil and gas wells from April 2009 to May 2011, when the company was sold. His experience as a chief executive in the midstream sector began in 1991; since that time he has successfully organized and sold seven different companies which included transactions with Energy Transfer Partners, LP, Ferrellgas Partners, LP, and with Superior Energy Services, Inc. Mr. Denman is actively engaged in various private equity ventures that range from banking to real estate development. In 1982, Mr. Denman received a Bachelor of Engineering Degree, Civil Engineering Honors Program, Cum Laude, Vanderbilt University, and in 1986 he earned his Master of Business Administration Degree, University of Texas at Austin.

Mr. G. Thomas Graves III, age 64, has 35 years of experience in the oil and gas exploration and production industry, principally employed by publicly traded companies. For more than the past five years, Mr. Graves has served as the Chief Executive Officer and Chairman of Katy Resources, L.L.C., a privately owned, closely held independent oil and gas operating company that manages more than 1,200 property interests in seven states, and as Chief Executive Officer of Triple TTT Partners L.L.P, a privately-held independent oil and gas operating company with over 1,100 property interests in five states. Prior to Katy Resources and Triple TTT Partners, he served as President and Chief Executive Officer of Toreador Resources Corporation, a NASDAQ-NMS-listed oil and gas exploration and development company operating in the United States, France, Turkey, Romania, Hungary and Trinidad from 1993 to 2007. From 1978 to 1993, Mr. Graves was an executive officer of Triton Energy Corporation, a NYSE-listed company with exploration and production operations in multiple countries around the world. From 1989 to 1993, he was Senior Vice President of Triton and Chairman of Triton Europe plc., a London Stock Exchange listed company with operations in the U. K., the Netherlands, the North Sea, France, Italy, and North Africa. From 1986 until 2001, Mr. Graves served as lead director of Input/Output, Inc., an affiliate of Triton, a developer and manufacturer of seismic equipment that trades on the NYSE. Mr. Graves is a graduate of the University of Texas at Austin where he received a BA and an MBA.

The General Partner has not executed an employment agreement with either Mr. Denman or Mr. Graves at this time and it is not contemplated that such an agreement will be executed in the foreseeable future. Mr. Denman and Mr. Graves have agreed to waive any salary from the General Partner until such time as Central is in better financial condition and able to absorb the cost of such salaries. See Item 1.01 – Entry into a Material Definitive Agreement and Item 5.03 – Amendments to Governing Documents, which disclosures are incorporated in this item by reference for all purposes.

There are no family relationships between any director or officer of the General Partner and any other director or officer of the General Partner.

Item 5.03	Amendments to Governing Documents

Amendments to the General Partner’s Company Agreement

At a Special Meeting of the Members of the General Partner held on November 20, 2013, all of the Members of the General Partner voting either in person or by proxy unanimously approved the Third Company Agreement. The Third Company Agreement incorporates certain amendments to the Company Agreement as contemplated in the LOI and Purchase Agreement, including:

(1)	changing Section 3.2 to better memorialize the activities that will need to take place to provide the pre-emptive rights for Members of the General Partner;

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(2)	inserting the changes to the constitution of and appointment of persons to the Board of Directors as contemplated in the LOI and the Purchase Agreement;

(3)	eliminating references to the Buy-Sell Agreement among Messrs. Anbouba and Montgomery and The Cushing MLP Opportunity Fund I, LP, which was cancelled at the Closing;

(4)	reconstituting the Board of Directors as described under Item 5.02. – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers above;

(5)	amending Section 6.13 of the Company Agreement to remove the right of the Members to vote on any borrowing by the General Partner;

(6)	revising the percentage vote of Members required to amend any provision of the Company Agreement or restate the Company Agreement from a unanimous vote to those Members holding 80% of the issued and outstanding membership interests of the General Partner;

(7)	changing the definitions section of the Company Agreement consistent with changes in the text of the agreement; and

(8)	including the concept of unitizing the Membership Interests.

In addition, the right of first refusal set forth in Section 3.6 of the Company Agreement has been amended so that the General Partner has the first right to purchase any Membership Interests offered by a Member for sale to a third party. The reason for this change is to provide the General Partner, if it has the funds to do so, the opportunity to buy the offered Membership Interest and cancel it; the result being the same as if the Members had purchased such Membership Interest pro rata. This amendment reduces the risk of Members having to purchase the Membership Interest of a selling Member in order to maintain their pro rata ownership position in the General Partner.

Amendments to the Registrant’s Partnership Agreement

As part of the contemplated transaction, certain amendments to the Partnership Agreement were approved by more than a majority of the limited partners of the Registrant on November 20, 2013 in accordance with the provisions of Article XIII of the Partnership Agreement. These amendments include:

•	incorporating the provisions of the First Amendment to the Partnership Agreement adopted by those limited partners holding more than a majority of the Common Units of the Registrant on March 28, 2012, as reported in the Registrant’s Form 10-K for the year ended December 31, 2011; and

•	changing the amount to be paid per Common Unit per fiscal quarter of the Registrant as a “First Target Distribution” – from $0.292 to $0.288 per Common Unit, and “Second Target Distribution” – from $0.362 to $0.313 per Common Unit, and a “Third Target Distribution” from $0.462 to $0.375 per Common Unit. These changes are proposed to bring the Registrant in line with current market prices for target distributions.

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Item 9.01.	Financial Statements and Exhibits

3.15	Third Amended and Restated Agreement of Limited Partnership of Central Energy Partners LP dated November 26, 2013.*

3.16	Third Amended and Restated Limited Liability Company Agreement of Central Energy GP LLC dated November 26, 2013.*

4.7	Amended and Restated Registration Rights Agreement by and among Central Energy Partners LP, the Group I Investors, CEGP Acquisition, LLC, JLD Investors, Ltd, and G. Thomas Graves III, dated November 26, 2013.*

4.8	Warrant Agreement issued by Central Energy Partners LP to JLD Services, Ltd. dated November 26, 2013.*

4.9	Warrant Agreement issued by Central Energy Partners LP to G. Thomas Graves III dated November 26, 2013.*

10.103	Purchase and Sale Agreement by and among Central Energy GP LLC, Central Energy Partners LP and CEGP Acquisition, LLC, dated November 26, 2013.*

17.1	Letter of Resignation of Jerry V. Swank as a Director and Chairman of the Board of Directors of Central Energy GP LLC.*

17.2	Letter of Resignation of William M. Comegys III as a Director, a member of the Audit Committee, Compensation Committee and Conflicts Committee and Chairman of the Conflicts Committee of the Board of Directors of Central Energy GP LLC.*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Energy Partners LP

By:	Central Energy GP LLC,
its General Partner

By:	/s/ John L. Denman, Jr.
John L. Denman, Jr.
Chief Executive Officer and President

Dated: December 2, 2013

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